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                                                                   EXHIBIT 10.61

                           CARDIAC SCIENCE CORPORATION
                            3303 MONTE VILLA PARKWAY
                                BOTHELL, WA 98021
                                 (425) 402-2000

                                November 9, 2005

Dr. Ruediger Naumann-Etienne
c/o Cardiac Science Corporation
3303 Monte Villa Parkway
Bothell, WA 98021

      RE: TERMINATION OF EMPLOYMENT AGREEMENT; SERVICES AGREEMENT

Dear Rudi:

      The purpose of this letter is to set forth the terms of our agreement relating to the Employment Agreement dated as of February 6, 2004 between Quinton Cardiology Systems, Inc. ("Quinton") and you (the "Employment Agreement"), which was assumed by Cardiac Science Corporation (the "Company") pursuant to the Merger Agreement dated as of February 28, 2005, as amended June 23, 2005, among the Company, Quinton, Cardiac Science, Inc., Rhythm Acquisition Corporation and Heart Acquisition Corporation, and to your continued services as Vice Chairman of the Board of Directors of the Company (the "Board"). In accordance with Section 8 of the Employment Agreement, the Company and you hereby agree to terminate the Employment Agreement effective as of November 9, 2005 pursuant to Section 4.2 of the Employment Agreement. In addition, effective as of November 9, 2005 the Company agrees to pay you $75,000 per year, payable monthly, for your continued service as Vice Chairman of the Board, until your death, resignation or removal or the appointment of your duly qualified successor. This compensation is in lieu of the annual retainer fee and meeting attendance fees paid to non-employee directors. In addition, you will be entitled to participate in equity compensation plans and programs for directors adopted by the Board and/or Compensation Committee of the Board, subject to the terms and conditions of such participation, including eligibility requirements, established by the Board and/or Compensation Committee of the Board.

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November 9, 2005
Page 2

We appreciate and value all of the contributions you have made to the Company over the years and are looking forward to continuing to work with you as we face new challenges and opportunities as Cardiac Science Corporation.

                                            Very truly yours,

                                            CARDIAC SCIENCE CORPORATION

                                            /s/ Michael K. Matysik
                                            --------------------------------
                                            By: Michael K. Matysik
                                            --------------------------------
                                            Its: Senior Vice President and
                                                 Chief Financial Officer

Acknowledged and Agreed to
this 9th day of November, 2005

/s/ Ruediger Naumann-Etienne
----------------------------
Ruediger Naumann-Etienne